Exhibit 10.6
Execution Version

AGREEMENT AND PLAN OF MERGER
Dated as of August 9, 2005
by and between
COGDELL SPENCER INC.,
CS MERGER SUB LLC
AND
COGDELL SPENCER ADVISORS, INC.

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     AGREEMENT AND PLAN OF MERGER (“Agreement”), dated as of August 9, 2005, by and between COGDELL SPENCER INC., a Maryland corporation (“CSI”), CS MERGER SUB LLC, a Delaware limited liability company and indirect wholly owned subsidiary of CSI (the “Merger Sub”) and COGDELL SPENCER ADVISORS, INC., a North Carolina corporation (“CSA”).
RECITALS
A.	The Board of Directors of CSI, the Managing Member of Merger Sub and the Board of Directors of CSA each has determined that it is advisable and in the best interests of their respective companies, stockholders and/or members that upon the terms and subject to the conditions set forth in this Agreement, CSA will merge, in accordance with the laws of the State of Delaware and the laws of the State of North Carolina, with and into the Company (the “Merger”) with the Merger Sub being the surviving entity of the merger.

B.	As a result of the Merger, the Merger Sub will survive and be an indirect wholly owned subsidiary of CSI.
AGREEMENT
     In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
ARTICLE I
THE MERGER
     Section 1.1. The Merger.
     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), CSA shall be merged with and into the Merger Sub in accordance with the Delaware Limited Liability Company Act (the “Delaware Act”) and the [   ] Act of the State of North Carolina (the “North Carolina Act”), whereupon the separate company existence of CSA shall cease and the Merger Sub shall be the surviving company in the merger (the “Surviving Company”).
     (b) The Merger shall have the effects set forth in the Delaware Act and the North Carolina Act. Accordingly, from and after the Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Merger Sub and CSA.
     (c) At the option of CSI, the Merger may be structured so that CSA shall be merged with and into another direct or indirect wholly-owned subsidiary of CSI, which may be a corporation, limited liability company or other entity as determined by CSI, with such other subsidiary of CSI continuing as the surviving company, and each of CSI, the Merger Sub, CSA and such other subsidiary shall execute an appropriate amendment to this Agreement in order to reflect such restructuring; provided however, that such restructuring shall not affect the economic rights of the parties hereto and, provided further, that such other subsidiary is treated as a disregarded entity of CSI within the meaning of Treasury Regulation 1.368-2T(b)(1)(I)(A).

     Section 1.2. Effective Time. The parties shall execute and file a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware Act and shall make all other filings or recordings required with respect to the Merger under the Delaware Act, and shall execute and file Articles of Merger with the Secretary of State of the State of North Carolina in accordance with the North Carolina Act and shall make all other filings or recordings required with respect to the Merger under the North Carolina Act. The Merger shall become effective at the later of the time of acceptance for filing by the Secretary of State of the State of Delaware of the Certificate of Merger and the acceptance for filing by the Secretary of State of the State of North Carolina of the Articles of Merger (the “Effective Time”).
     Section 1.3. Tax Treatment. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the parties hereto agree not to take any position for U.S. federal income tax purposes inconsistent with such intended treatment.
     Section 1.4. Certificate of Formation and Bylaws. The certificate of formation (the “Certificate of Formation”) and the Limited Liability Company Agreement (the “Operating Agreement”) of the Merger Sub, as set forth in Exhibits A and B hereto, shall become the Certificate of Formation and the Operating Agreement of the Surviving Company upon the Effective Time until further amended in accordance with applicable Delaware law.
     Section 1.5. Managing Member. Cogdell Spencer LP shall be the Managing Member of the Surviving Company from and after the Effective Date.
     Section 1.6. Officers. The officers of CSA immediately prior to the Effective Time shall be the officers of the Surviving Company from and after the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Formation and the Operating Agreement of the Surviving Company, or as otherwise provided by law.
     Section 1.7. Additional Actions. If, at any time after the Effective Time, the Surviving Company determines that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, its right, title or interest in, to or under any of the rights, properties or assets of CSA by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Managing Member of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of CSA, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of CSA, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Company or otherwise to carry out the purposes of this Agreement.
ARTICLE II
EFFECTS OF THE MERGER;
     Section 2.1. Effect on Common Stock At the Effective Time, the stockholders of CSA will receive the number of shares of common stock of CSI reflected on Exhibit C in exchange for all of their shares of common stock of CSA, which shares of common stock shall comprise all of the issued and outstanding shares of common stock of CSA. All certificates representing shares of common stock of CSI issued in the Merger shall bear legends as deemed appropriate by CSI, including but not limited to a restrictive legend specifying that the shares of common stock of CSI represented by such certificate are

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held by an affiliate of CSI (or, in the absence of such a legend, an appropriate notation shall be made in the records of CSI and/or appropriate stop-transfer instructions shall be issued to the transfer agent).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Section 3.1. Representations and Warranties of CSA. CSA represents and warrants to the Merger Sub and CSI as follows:
     (a) Organization, Standing and Corporate Power of CSA. CSA is a corporation organized and validly existing under the laws of the State of North Carolina and has the requisite corporate power and authority to carry on its business as now being conducted. CSA is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition, results of operation or prospects of CSA (a “CSA Material Adverse Effect”).
     (b) Capital Structure. On the date of this Agreement, CSA has 300 shares of common stock outstanding and 100,000 shares of common stock reserved for issuance. As of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CSA is a party or by which such entity is bound, obligating CSA to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of common stock or other ownership interests of CSA or obligating CSA to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to CSA).
     (c) Authority; Noncontravention. CSA has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CSA and the consummation by CSA of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of CSA. This Agreement has been duly executed and delivered by CSA and constitutes the valid and binding obligation of CSA and is enforceable against CSA in accordance with its terms. The execution and delivery of this Agreement by CSA does not, and the consummation of the transactions contemplated hereby and compliance by CSA with the provisions of this Agreement does not and will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of CSA under the articles of incorporation of CSA.
     (d) Litigation. There is no suit, action or proceeding pending or, to the knowledge of CSA, threatened against or affecting CSA that, individually or in the aggregate, could reasonably be expected to (i) have a CSA Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated herein, nor is there any judgment, decree, injunction, rule or order of governmental entity or arbitrator outstanding against CSA having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.
     (e) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s financial advisor’s or other similar fee or commission in connection with the Merger or based upon arrangements made by or on behalf of CSA.

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ARTICLE IV
MISCELLANEOUS
     Section 4.1. Termination. This Agreement may be terminated and abandoned by action of the Board of Directors of CSI, Managing Member of the Merger Sub or the Board of Directors of CSA at any time prior to the Effective Time, whether before or after approval by the sole member of the Merger Sub and the shareholders of CSA.
     Section 4.2. Approval. The respective obligation of each party to effect the Merger is subject to adoption by the requisite vote of the shareholders of CSA and the sole member of the Merger Sub pursuant to the Delaware Act and the North Carolina Act, as applicable.
     Section 4.3. Amendments. This Agreement may only be amended in accordance with Section 1.1(c) hereof and may not be amended in any other manner.
     Section 4.4. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.
     Section 4.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the transactions (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 3.1 are not intended to confer upon any person other than the parties hereto any rights or remedies.
     Section 4.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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     IN WITNESS WHEREOF, each of the Merger Sub, CSA and CSI has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the day and year first above written.

COGDELL SPENCER INC.

By:	/s/ Frank Spencer

Name: Frank Spencer
Title: Chief Executive Officer and President

CS MERGER SUB LLC

By:	/s/ Frank Spencer

Name: Frank Spencer
Title: Authorized Signatory

COGDELL SPENCER ADVISORS, INC.

By:	/s/ Frank Spencer

Name: Frank Spencer
Title: President

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EXHIBIT A
CERTIFICATE OF FORMATION

CERTIFICATE OF FORMATION
OF
CS MERGER SUB LLC
ARTICLE 1.
NAME
     The name of the limited liability company (the “Company”) is CS Merger Sub LLC.
ARTICLE 2.
REGISTERED AGENT
     The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400 Wilmington, Delaware 19808 in the County of New Castle. The name of the registered agent of the Company is Corporation Service Company.
ARTICLE 3.
DURATION
     The Company shall have perpetual duration, unless terminated in accordance with the Limited Liability Company Act of the State of Delaware (the “Act”) or the operating agreement of the Company.
ARTICLE 4.
PURPOSE
     The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.
     IN WITNESS WHEREOF, this Certificate has been executed as of this            day of August, 2005, by the undersigned authorized signatory who affirms that, to the best of his knowledge and belief, the facts stated herein are true.

CS Merger Sub LLC
/s/ Frank C. Spencer
Frank C. Spencer
Authorized Signatory

EXHIBIT B
LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY

OPERATING AGREEMENT
OF
CS MERGER SUB LLC
     This OPERATING AGREEMENT (the “Agreement”) of CS Merger Sub LLC (the “Company”), dated as of August ___, 2005, is entered into by Cogdell Spencer LP, a Delaware limited partnership (the “Member”).
     WHEREAS, the Company was formed on August 2, 2005, pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101 et seq.), as amended from time to time (the “Act”), by an authorized person, by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware, and the Member hereby adopts and ratifies the Certificate of Formation and all acts taken by the authorized person in connection therewith;
     NOW, THEREFORE, in consideration of the premises contained herein and each party intending to be legally bound, the parties hereto agree as follows:
          Name. The name of the limited liability company is CS Merger Sub LLC.
          Purpose. The Company is formed for the object and purpose of, and the nature of the business conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary or incidental to the foregoing.
          Formation. The filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on August 2, 2005, pursuant to the Act is hereby ratified and approved.
          Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle.
          Registered Agent. The name of its Registered Agent at such address is Corporation Service Company.
          Members. is the sole managing member (the “Managing Member”) and sole member of the Company and shall be shown as such on the books and records of the Company. No other person shall be admitted as a managing member or member of the Company, and no additional interest in the Company shall be issued, without the approval of the Managing Member and appropriate amendments to this Agreement. The name and the address of the Managing Member is as follows: Cogdell Spencer LP, 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670, Attention: Mr. Frank Spencer.
          Management of the Company. The Managing Member shall have sole authority to manage the business and affairs of the Company, to execute documents on behalf of the Company and to bind the Company.
          Initial Capital Contributions and Interests. The initial capital contribution of the Member shall be $0.00. On the date hereof, the Member owns a 100% interest in the Company.

          Additional Contributions. The Member is not required to make additional capital contributions to the Company.
          Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the sale, exchange or other disposition of all or substantially all of the Company’s assets; (b) the election of the Managing Member; or (c) the bankruptcy or dissolution of the Managing Member.
          Winding Up of Company. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Managing Member shall act as the liquidator to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Act and in any reasonable manner that the liquidator shall determine to be in the best interest of the Member or its successors-in-interest.
          Distributions. The Managing Member shall distribute funds at such times and in such amounts as it may determine. In determining the amount of funds to distribute pursuant to this Section 12, the Managing Member may consider such factors as the need to allocate funds to any reserves for Company contingencies or any other Company purposes that the Managing Member reasonably deems necessary or appropriate.
          Certification of Interests. The limited liability interest of the Company may or may not be certificated, and if certificated, such certificates shall constitute securities governed by Article 8 of the Delaware Uniform Commercial Code.
          Liability of Member. The Member shall not have any liability for the debts, obligations and liabilities of the Company except to the extent provided in the Act.
          Indemnification. The Company shall indemnify and hold harmless the Member, employee or other person for any claim arising out of such entity’s or person’s relationship to the Company, to the extent companies may indemnify persons under the Delaware General Corporation Law.
          Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by such laws.
          Books and Records. The books and records of the Company will be kept at Cogdell Spencer LP, 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209-4670, Attention: Mr. Frank Spencer.
          Authorized Person. Jim Cogdell, Frank Spencer and any person authorized to sign on behalf of the Managing Member are each authorized to sign on behalf of the Company.
          Modification, Waiver or Termination. No modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by the party or parties sought to be bound thereby.
          Benefits of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or of any other person not a party to this Agreement.
          Headings. The titles of Sections of this Agreement are for convenience of reference only and shall not define or limit any of the provisions of this Agreement.

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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

COGDELL SPENCER LP
By:	CS Business Trust I, its General Partner

By:
	Name:	Frank Spencer
	Title:	Trustee

EXHIBIT C

Name	Shares of Common Stock

James Cogdell	1,244,503

Frank Spencer	219,616

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